[LETTERHEAD OF PRITCHETT, SILER & HARDY, P.C.]



                                                         January 26, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read the statements of Wizzard Software Corporation pertaining to our firm included under Item 4 of Form 8-K dated January 22, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.